        Exhibit 99.1

VICI PROPERTIES INC. TO APPOINT JOHN M. SULLIVAN AS INDEPENDENT DIRECTOR
NEW YORK, NEW YORK – September 8, 2026 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties,” “VICI” or the “Company”), an experiential real estate investment trust, today announced that John M. Sullivan has been appointed to the Company’s Board of Directors (the “Board”) as an independent director, subject to and effective upon receipt of all applicable regulatory approvals. Once effective, Mr. Sullivan’s appointment is expected to increase the size of the Board to eight directors. Upon joining the Board, Mr. Sullivan will serve on the Board’s Compensation Committee and Nominating and Governance Committee.
Mr. Sullivan served as President and Chief Executive Officer of Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s leading owners, operators and developers of high-quality retail and mixed-use real estate, from January 2011 until his retirement in October 2023. Over a tenure of more than 25 years with Cadillac Fairview, he held a range of senior development and asset management roles and earlier in his career held executive leadership positions at Brookfield Properties, Marathon Realty Company Limited and First Quebec Corporation. Mr. Sullivan currently serves on the Board of Directors of Colliers International (TSX: CIGI) and the Board of Directors of EQ Bank (Equitable Bank) (TSX: EQB). Mr. Sullivan also serves on the Board of Trustees of The Hospital for Sick Children (SickKids) in Toronto, which he joined in 2016. He holds a Bachelor of Science in Civil Engineering from Concordia University and an MBA from McGill University.
“John will be an excellent addition to VICI’s Board of Directors,” said Jim Abrahamson, Chair of the Board. “His extensive leadership experience – including more than a decade leading Cadillac Fairview – and deep knowledge of real estate investment, capital allocation, business development and asset management will greatly contribute to VICI’s strategic planning and execution. On behalf of the Board, we look forward to welcoming John as his presence will further complement our Board’s existing breadth and depth of experience and expertise.”
“We are delighted to welcome John to our Board,” said Edward Pitoniak, Chief Executive Officer of the Company. “In addition to his extensive real estate investment background, John brings significant public company board experience. His contribution and perspective will be a great benefit to VICI as we continue to pursue our relationship-based focus on generating attractive, durable return for our shareholders.”
About VICI Properties
VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality, wellness, entertainment and leisure destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties owns 103 experiential assets across a geographically diverse portfolio consisting of 63 gaming properties and 40 other experiential properties across the United States and Canada. The portfolio is comprised of approximately 130 million square feet and features approximately 66,000 hotel rooms and over 700 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry-leading gaming, leisure and hospitality operators under long-term, triple-net lease agreements. VICI Properties has a growing array of real estate and financing partnerships with leading operators in other experiential sectors, including Cabot, Cain, Canyon Ranch, Chelsea Piers, Club Med, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. VICI Properties also owns four championship golf courses and approximately 33 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the Company’s control and could materially affect VICI’s actual results, performance, achievements, or VICI’s ability to achieve the contemplated benefits. Other important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Moira McCloskey
SVP, Capital Markets
MMcCloskey@viciproperties.com

Samantha Gallagher
EVP, General Counsel and Secretary
SGallagher@viciproperties.com

LinkedIn:
www.linkedin.com/company/vici-properties-inc
Press Release Category: Corporate Governance